As filed with the Securities and Exchange Commission on July 31, 1998
                                                      Registration No. 333-49915
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                     QWEST COMMUNICATIONS INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)

                                ---------------

          DELAWARE                         4813                   84-1339282
(State or other jurisdiction of (Primary standard Industrial   (I.R.S. employer
 incorporation or organization)  classification code number) identification number)


                                1000 QWEST TOWER
                             555 SEVENTEENTH STREET
                             DENVER, COLORADO 80202
                                 (303) 291-1400
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ----------------

              ROBERT S. WOODRUFF, EXECUTIVE VICE PRESIDENT--FINANCE
                     QWEST COMMUNICATIONS INTERNATIONAL INC.
                                1000 QWEST TOWER
                             555 SEVENTEENTH STREET
                             DENVER, COLORADO 80202
                                 (303) 291-1400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ---------------

                                             COPIES TO:

       DRAKE S. TEMPEST, ESQ.            PETER S. KOLEVZON, ESQ.           ROBERT E. SPATT, ESQ.
    GREGORY P. PATTI, JR., ESQ.           ELY D. TENDLER, ESQ.            BRIAN M. STANDLER, ESQ.
       O'MELVENY & MYERS LLP        KRAMER, LEVIN, NAFTALIS & FRANKEL   SIMPSON THACHER & BARTLETT
          CITICORP CENTER                   919 THIRD AVENUE               425 LEXINGTON AVENUE
  153 EAST 53RD STREET, 54TH FLOOR      NEW YORK, NEW YORK 10022       NEW YORK, NEW YORK 10017-3954
   NEW YORK, NEW YORK 10022-4611             (212) 715-9100                   (212) 455-2000
           (212) 326-2000                 (212) 715-8000 (FAX)             (212) 455-2502 (FAX)
        (212) 326-2061 (FAX)

                          DE-REGISTRATION OF SECURITIES


         This  Post-Effective  Amendment  No. 1 amends  the  Amendment  No. 1 to
Registration   Statement  on  Form  S-4   (Registration   No.   333-49915)  (the
"Registration Statement") on which Qwest Communications International Inc. registered 173,352,057 shares of common stock to be issued by the Registrant pursuant to an Agreement and Plan of Merger dated March 8, 1998, as amended (the "Merger Agreement"), among the Registrant, Qwest 1998-L Acquisition Corp. (a wholly owned subsidiary of the Registrant) and LCI International, Inc. ("LCI"). The Securities and Exchange Commission declared the Registration Statement effective on May 13, 1998.

         The Registrant issued a total of 129,830,455 shares of its common stock pursuant to the Merger Agreement. This Post-Effective Amendment No. 1 is filed to deregister the shares of common stock of the Registrant to the extent they were not issued in connection with the Merger Agreement. Therefore, a total of 43,521,602 shares of the Registrant's common stock are to be deregistered upon the filing of the Post-Effective Amendment No. 1.


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


                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-49915 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Denver, State of Colorado, on July 30, 1998.



                                   QWEST COMMUNICATIONS INTERNATIONAL INC.



                                   By: /s/ ROBERT S. WOODRUFF
                                       -------------------------------------
                                   Name:   Robert S. Woodruff
                                   Title:  Executive Vice President--Finance


Pursuant to the Requirement of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons on July 30, 1998 in the capacities indicated below.


        SIGNATURE                      CAPACITY                       DATE
        ---------                      --------                       ----

    PHILIP F. ANSCHUTZ*          Chairman of the Board            July 30, 1998
------------------------
    Philip F. Anschutz


    JOSEPH P. NACCHIO*           Director, President and          July 30, 1998
------------------------          Chief Executive Officer
    Joseph P. Nacchio             (Principal Executive
                                  Officer)


/s/ ROBERT S. WOODRUFF           Director and Executive           July 30, 1998
------------------------          Vice President--
    Robert S. Woodruff            Finance and Chief
                                  Financial Officer and
                                  Treasurer (Principal
                                  Financial Officer and
                                  Principal Accounting
                                  Officer)


    CANNON Y. HARVEY*            Director                         July 30, 1998
------------------------
    Cannon Y. Harvey

        SIGNATURE                      CAPACITY                       DATE
        ---------                      --------                       ----

    JORDAN L. HAINES*                  Director                   July 30, 1998
------------------------
    JORDAN L. HAINES


    DOUGLAS M. KARP*                   Director                   July 30, 1998
------------------------
    DOUGLAS M. KARP


    VINOD KHOSLA*                      Director                   July 30, 1998
------------------------
    VINOD KHOSLA


    RICHARD T. LIEBHABER*              Director                   July 30, 1998
------------------------
    RICHARD T. LIEBHABER


    DOUGLAS L POLSON*                  Director                   July 30, 1998
------------------------
    DOUGLAS L. POLSON


    CRAIG D. SLATER*                   Director                   July 30, 1998
------------------------
    CRAIG D. SLATER


    W. THOMAS STEPHENS*                Director                   July 30, 1998
------------------------
    W. THOMAS STEPHENS


    H. BRIAN THOMPSON*                 Director                   July 30, 1998
------------------------
    H. BRIAN THOMPSON


    ROY A. WILKENS*                    Director                   July 30, 1998
------------------------
    ROY A. WILKENS



*By:  /s/ ROBERT S. WOODRUFF, AS ATTORNEY-IN-FACT
      -------------------------------------------
          Robert S. Woodruff


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